As Filed with the Securities And Exchange Commission on May 22, 2012

Registration No. 333-14839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

post-effective amendment No. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

national quality care, inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1215959 (I.R.S. Employer Identification No.)

2431 Hill Drive
Los Angeles, California 90041

(Address of Registrant’s Principal Executive Offices) (Zip Code)

Stock Options Issued Pursuant to Consulting Agreements

(Full title of the plan)

Robert Snukal

Executive Officer

Chief Executive Officer

2431 Hill Drive

Los Angeles, California 90041

(323) 254-2014

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-14839), filed by National Quality Care, Inc. (the “Company”) on October 25, 1996 (the “Registration Statement”) registering 600,000 shares of common stock of the Company to be issued in connection with stock options issued pursuant to consulting agreements.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 22nd day of May, 2012.

National Quality Care, Inc.

By:	/s/ROBERT SNUKAL
Robert Snukal
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on this 22nd day of May1, 2012.

Signature	Capacity in Which Signed
/s/LEONARDO BEREZOVSKY, M.D.
Leonardo Berezovsky, M.D. /s/ROBERT SNUKAL	Chairman of the Board of Director and Chief Financial Officer (principal financial officer)
Robert Snukal /s/RONALD LANG, M.D.	Chief Executive Officer, President and Director (principal executive officer)
Ronald Lang, M.D. /s/JOSE SPIWAK	Executive Vice-President and Director
Jose Spiwak	Director

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